UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2010

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Ascent Solar, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 16, 2010. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 – Election of three Class 2 directors until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Farhad Moghadam, Ph.D.	14,238,719	237,997	6,583,884
Kim J. Huntley	14,284,272	192,444	6,583,884
G. Thomas Marsh	14,276,589	200,127	6,583,884

All director nominees were duly elected.

Proposal 2 – Approval of Amendment and Restatement of 2005 Stock Option Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
10,193,041	4,240,723	42,952	6,583,884

Proposal 2 was approved.

Proposal 3 – Approval of Amendment and Restatement of 2008 Restricted Stock Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
11,587,451	2,841,494	47,771	6,583,884

Proposal 3 was approved.

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
20,870,815	132,633	57,152	0

Proposal 4 was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Fourth Amended and Restated Ascent Solar Technologies, Inc. 2005 Stock Option Plan (amended and restated June 16, 2010)

10.2 Second Amended and Restated Ascent Solar Technologies, Inc. 2008 Restricted Stock Plan (amended and restated June 16, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 17, 2010	By:	/S/ GARY GATCHELL
	Name:	Gary Gatchell
	Title:	Chief Financial Officer and Secretary